SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     March 15, 2005

MOVING BYTES INC.
(Exact Name of Registrant as Specified in Its Charter)

Canada
(State or Other Jurisdiction of Incorporation)

000-30058
(Commission File Number)

52-2267986
(IRS Employer Identification No.)

4340 Redwood Hwy., Suite F222, San Rafael, California
(Address of Principal Executive Offices)

94903
(Zip Code)
(415) 446-5546
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a)
On March 15, 2005, Moving Bytes, Inc. ("Moving Bytes") entered into a Subscription and Financing Agreement with Warner Technology and Investments Corp, a New Jersey corporation ("Warner"), related to the offer and sale of restricted common stock of Moving Bytes (the “Warner Private Placement Agreement”). Under the terms of the Warner Private Placement Agreement, Moving Bytes agreed to issue 139,246,065 shares of restricted common stock for gross proceeds of $70,000 USD (the “Warner Private Placement”) and Moving Bytes granted Warner the right to nominate two directors to Moving Bytes' board of directors. The Warner Private Placement Agreement contemplates that Warner will seek out a merger partner for Moving Bytes. This summary is not intended to be complete, and is qualified in its entirety by reference to the Warner Private Placement Agreement included as Exhibit 10.63 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference

(b)
On October 22, 2004, Moving Bytes became obligated to repay Innerloop Mobile Communications, A.S. (“Innerloop”) US$37,500 under the terms of a Convertible Note (the “Note”) previously reported in a Current Report on Form 8-K filed by Moving Bytes on October 26, 2004 (the “October 26, 2004 8-K”). On March 15, 2005 Innerloop entered into an agreement with Moving Bytes wherein Innerloop cancelled the Note, forgave the Note principal in the amount of $37,500 and all accrued interest thereon in the amount of $1,479.45, and waived all other rights granted to it under the Note in exchange for 4,500,000 shares of Moving Bytes restricted common stock (the “Innerloop Debt Cancellation Agreement”). This summary is not intended to be complete, and is qualified in its entirety by reference to the Innerloop Debt Cancellation Agreement included as Exhibit 10.64 to this Report and incorporated herein by reference.

(c)
On March 15, 2005, Moving Bytes entered into a consulting agreement with Mark Smith (“Smith”) an officer of Moving Bytes, pursuant to which Moving Bytes would pay $30,000 USD for Smith to provide certain services to Moving Bytes in regard to the preparation of Moving Bytes’ annual report on SEC Form 10- KSB for the period ended 12/31/04 (the “2004 10-KSB”), Under the agreement (i) $15,000 USD is payable immediately, (ii) $15,000 USD is payable upon the filing of the 2004 10-KSB, (iii) Smith and Moving Bytes terminated all prior agreements between Smith and Moving Bytes and (iv) Smith forgave all amounts unpaid, due and owing to him under prior agreements. Smith also agreed to remain as President, CFO and Secretary of Moving Bytes until the earlier event of, the filing of the 2004 10-KSB or April 15, 2005.

(d)
On March 15, 2005, Moving Bytes entered into a consulting termination agreement with J. Erik Mustad (“Mustad”), an officer of Moving Bytes, pursuant to which Mustad and Moving Bytes terminated all prior agreements between Mustad and Moving Bytes and Mustad forgave all amounts unpaid, due and owing to him under prior agreements. Mustad also agreed to remain as CEO of Moving Bytes until the earlier event of, the filing of the 2004 10-KSB or April 15, 2005.

Item 1.02 Termination of a Material Definitive Agreement

(a)
Effective October 1, 2004, Moving Bytes entered into a consulting agreement with Smith, previously reported in the October 26, 2004 8-K. On March 15, 2005 Smith and Moving Bytes terminated the consulting agreement. A brief description of the material terms of this agreement is set forth in Item 1.01(b) of this Report.

(b)
Effective September 30, 2004, Moving Bytes entered into a stock option termination agreement with Mustad, previously reported in the October 26, 2004 8-K. On March 15, 2005 Mustad and Moving Bytes terminated the stock option termination agreement. A brief description of the material terms of this agreement is set forth in Item 1.01(c) of this Report.

(c)
On March 15, 2005 Moving Bytes entered into the Innerloop Debt Cancellation Agreement terminating a convertible note agreement between Moving Bytes and Innerloop reported in the October 26, 2004 8-K. A brief description of the material terms of this agreement is set forth in Item 1.01(d) of this Report.

(d)
As previously reported in the October 26, 2004 8-K, effective November 1, 2004 Mustad, Smith and Jim Miller a former director of Moving Bytes (“Miller”) each entered into an agreement with Innerloop granting Innerloop the right to purchase from them common shares in the amount of 5,714,286 common shares, 3,571,428 common shares and 1,428,572 common shares, respectively, for US$0.0105 per share (the “Director’s Options Agreements”). On March 15, 2005 each of Messrs. Mustad, Smith and Miller, as part of the Innerloop Debt Cancellation Agreement, entered into an agreement with Innerloop wherein Innerloop terminated the Director’s Options Agreements. As at the signing of the termination agreements Innerloop had not purchased any common shares under the Director’s Options Agreements. This summary is not intended to be complete, and is qualified in its entirety by reference to the Innerloop Debt Cancellation Agreement included as Exhibit 10.64 to this Report and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information in this report should not be deemed an offer of securities. Moving Bytes offered and sold the following equity securities in transactions not registered under the Securities Act of 1933, as amended (the "Securities Act"):

(a)
On March 15, 2005, Moving Bytes entered into the Warner Private Placement Agreement for 139,246,065 restricted common shares at approximately US$0.0005027 per share for proceeds of US$70,000 in reliance upon an exemption from registration under Section 4(2) the Securities Act by virtue of Regulation D promulgated thereunder. A brief description of the material terms of the Warner Private Placement Agreement is set forth in Item 1.01(a) of this Report.

(b)
On March 15, 2005 Moving Bytes entered into the Innerloop Debt Cancellation Agreement wherein Moving Bytes agreed to issue Innerloop 4,500,000 shares of Moving Bytes restricted common stock in exchange for debt relief in the amount of $38,979.45. The issuance of the shares is intended to be made in reliance upon the exemption from registration under Section 4(2) of the Securities Act by virtue of Regulation D promulgated thereunder. A brief description of the material terms of this agreement is set forth in Item 1.01(d) of this Report.

The unregistered sale of securities reported in this Item 3.02 have not been closed.

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) On March 15, 2005, the board of directors of Moving Bytes dismissed its independent public accountants, KPMG LLP, Chartered Accountants ("KPMG") in an attempt to reduce costs, and on the same date engaged the services of Bagell Josephs and Company, LLC ("Bagell Josephs") as the new independent public accountants for the year ending December 31, 2004. Moving Bytes’ board of directors recommended and approved the dismissal of KPMG and the appointment of Bagell Josephs.

During Moving Bytes’ two most recent fiscal years, and the subsequent interim periods, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, auditing scope, or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

KPMG’s report on the consolidated financial statements of Moving Bytes as of and for the years ended December 31, 2002 and 2003, contained a separate paragraph stating "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

Item 5.01 Changes in Control of Registrant

(a)
On March 15, 2005, Moving Bytes entered into the Warner Private Placement Agreement. Moving Bytes had 175,450,042 common shares issued and outstanding after giving effect to the Warner Private Placement and Innerloop Debt Cancellation Agreement, and Warner beneficially owns 139,246,065 common shares of Moving Bytes representing approximately 79.37% of the issued and outstanding shares. A brief description of the material terms of the Warner Private Placement Agreement set forth in Item 1.01(a) of this Report.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	On March 15, 2005, J. Erik Mustad resigned from the board of directors of Moving Bytes.

(b)	On March 15, 2005, Mark Smith resigned from the board of directors of Moving Bytes.

(c)	On March 15, 2005, Jim Miller resigned from the board of directors of Moving Bytes.

(d)
On March 15, 2005, the board of directors of Moving Bytes appointed Ming Liu, David Zhou and John Leo to the board of directors. Messrs. Zhou and Leo are nominees of Warner and were appointed to the board of directors pursuant to the terms of the Warner Private Placement Agreement. The appointment of Messrs. Zhou and Leo are effective on the expiration of 10 days from both (a) the filing by the Corporation of an Information Statement on Form 14F-1 with the US Securities and Exchange Commission reporting the election of such persons and (b) the dissemination of such information statement to stockholders of record of the Corporation.

(e)	On March 15, 2005 J. Erik Mustad resigned as Chief Executive Officer of Moving Bytes effective with the earlier event of the filing of the 2004 10-KSB or April 15, 2005.

(f)	On March 15, 2005 Mark Smith resigned as President, Chief Financial Officer and Secretary of Moving Bytes effective with the earlier event of the filing of the 2004 10-KSB or April 15, 2005.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)
On March 15, 2005, Moving Bytes’ board of directors amended and restated Moving Bytes’ bylaws (the “bylaws” and as amended and restated, the “amended bylaws”). The amended bylaws are effective as of March 15, 2005. The following table sets forth a brief summary of the material provisions adopted or changed by the amended bylaws. This summary is not intended to be complete, and is qualified in its entirety by reference to Moving Bytes’ Amended and Restated Bylaws included as Exhibit 3.6 to this Report and incorporated herein by reference.

a.
Bylaw 2.1 was amended so as to require that 25% of Moving Bytes board of directors are required to be Canadian residents and that at least one member of the board of directors shall not be an officer or employee of the Corporation or any affiliate of the Corporation. Bylaw 2.1 previously required that Canadian residents represent a majority of the board of directors and that at least two members of the board of directors shall not be officers or employees of the Corporation or any affiliate of the Corporation.

b.
Bylaw 2.8, providing that a member of the board of directors could appoint in writing an alternate director to act in his place at meetings of the directors, was deleted from the Bylaws and the succeeding Bylaws in such section were renumbered.

c.	Bylaw 3.11 was amended so as to remove references to ‘alternate directors’ which are no longer authorized pursuant to the deletion of Bylaw 2.8.

Amendments to the bylaws of Moving Bytes are subject to Shareholder approval which will be sought at the next meeting of the Shareholders.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)
Effective March 15, 2005 Moving Bytes’ Board of Directors approved a revised and amended Code of Ethics of Moving Bytes. This modified language expands on Moving Bytes’ prior Code of Ethics as it relates to the fair and equitable treatment of employees, customers and shareholders. A copy of the Code of Ethics is attached to this Report as exhibit 14.1.

Item 9.01 Financial Statements and Exhibits

(a)	Exhibits

3.6       Amended and Restated Bylaws.

10.63   Warner Private Placement Agreement

10.64   Innerloop Debt Cancellation Agreement

14.1     Code of Ethics effective March 15, 2005.

16.1     Letter, dated March 18, 2005 from KPMG LLP, Chartered Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Moving Bytes Inc. (Registrant)

Date: March 21, 2005	By:	/s/ Mark Smith
Name: Mark Smith
Title: Chief Financial Officer